EXHIBIT 99.1


                                                 Media Contact:
                                                 Gordon R. Manuel
                                                 864-282-9448

                                                 Analyst Contact:
                                                 Duane A. Owens
                                                 864-282-9488



FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 13, 2005

    BOWATER COMMENTS ON FOURTH QUARTER 2004 AND ANNOUNCES DATE FOR RELEASE OF
              FOURTH QUARTER AND FULL-YEAR 2004 FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) announced that it expects a fourth quarter loss of $0.45 to $0.55 per share before special items. This corresponds to a third quarter loss of $0.03 per share before these items.

         In the fourth quarter, prices of newsprint, coated, and specialty papers improved; however, market pulp and lumber prices declined. The company incurred approximately 31,000 metric tons of market pulp production downtime due to maintenance outages and capital projects. In addition, newsprint production was curtailed for capital projects and market related reasons by 57,000 metric tons. The company's production costs were higher due to the stronger Canadian dollar, increased maintenance spending and higher energy and chemical costs.

         The reported net loss for the fourth quarter is expected to be in the range of $0.75 to $0.85 per share compared to a third quarter loss of $0.32 per share. This includes $0.30 per share of special items comprised of an estimated $0.07 per share for severance and an estimated $0.23 per share for foreign exchange losses.

         All amounts are in U.S. dollars.

         Bowater will release fourth quarter and 2004 financial results before the market opens on Thursday, January 27, 2005. A management conference call will be held to discuss these financial results at 10:00 a.m. EST, January 27, 2005. The conference call number is 800-553-5275 or 612-332-1025
(international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EST on Thursday, January 27, through Thursday, February 3, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 765238.


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         The company's expectations as to its results for the fourth quarter are based on preliminary estimates that are subject to further review and revision. Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission.

         Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).



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